Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(FormType)

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered & Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)(2)
Newly Registered Securities
Fees to Be Paid	Debt	Senior Debt Securities	457(r)	$1,500,000,000	100%	$1,500,000,000	0.00011020	$165,300.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total Offering Amounts						$1,500,000,000		$165,300.00
Total Fee Offsets								0
Net Fee Due								$165,300.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-269881) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.